SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) February 3, 2004.

Champion Industries, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	0-21084	55-0717455

(State or other jurisdiction of corporation)	(Commission File No.)	(IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia	25728

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(304) 528-2700

Not Applicable

(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

     Attached as Exhibit 99.1 is a press release issued February 3, 2004, captioned “COURT REVERSES JURY VERDICT AND FEE AWARD AGAINST CHAMPION” in connection with National Forms & Systems Group, Inc. v. Timothy V. Ross; Todd Ross and Champion Industries, Inc.; and Timothy V. Ross v. National Forms & Systems Group, Inc. and Mickey McCardle; Circuit Court of the First Judicial District of Hinds County, Mississippi; Case No. 251-00-942-CIV, No. 2002-CA-01182-CA in the Court of Appeals of the State of Mississippi.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibit 99.1 — Press Release dated February 3, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC.

(Registrant)

/s/ Todd R. Fry

Date: February 5, 2004	Todd R. Fry, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 3, 2004 captioned “COURT REVERSES JURY VERDICT AND FEE AWARD AGAINST CHAMPION.”

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